UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): August 7, 2012

KIT DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34437	11-3447894
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

26 West 17th Street, 2nd Floor
New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: +1 (646) 553-4845

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

KIT digital, Inc. (the “Company”)

August 7, 2012

Item 1.01. Entry into a Material Definitive Agreement.

Election of Two New Directors and Resignation of Director

Effective August 7, 2012, pursuant to the Standstill Agreement (described below), Seth W. Hamot and K. Peter Heiland were elected to the Board.

Seth Hamot, through various entities, owns approximately 7% of the outstanding shares of the Company. He is the Managing Member of Roark, Rearden & Hamot LLC, the general partner of Costa Brava Partnership III L.P., an investment fund that typically focuses on companies neglected by research analysts and with enterprise values ranging from $100 million to $1 billion. The fund invests in balance sheet restructurings, financially or operationally distressed issuers, securities of bankruptcies and liquidations, and securities of companies facing complicated legal issues. Mr. Hamot currently serves as the Chairman of the boards of Spy, Inc., a designer and distributor of premium sunglasses and goggles sold internationally, and ISC8, Inc., a corporation engaged in the design, development, manufacture and sale of cutting-edge internet security systems and 3D stacked microchips for defense, security and commercial applications. Previously, Mr. Hamot served as Chairman of the Board of Bradley Pharmaceuticals, a specialty pharmaceutical company with products focused on the dermatology and gastroenterology markets, until that company was sold in February 2008.  Mr. Hamot was also the Chairman of the Board of TechTeam Global, Inc., a leading provider of IT outsourcing and business process outsourcing services to large and medium businesses, as well as government organizations, until December 2010, when TechTeam was sold to Stefanini IT Solutions. Mr. Hamot also served as a director of CCA Industries, Inc. from July 2007 until December 2009, and has served as a director of distressed companies and on both official and ad hoc creditor committees. Mr. Hamot has a degree in Economics from Princeton University.

Peter Heiland, through various entities, owns approximately 8% of the outstanding shares of the Company. Mr. Heiland, age 50, is a Managing Director of JEC Capital Partners, LLC (“JEC Capital Partners”), a technology focused investment firm that was founded in 2009. JEC Capital Partners has been an investor in several private and public technology companies, recently leading the recovery of shareholder value in Miranda Technologies. JEC Capital Partners was also a significant shareholder of the GSI Group (NASDAQ: GSIG), participating in the statutory Equity Committee during the GSI Group’s Chapter 11 process, engineering its recapitalization, and remaining active as a board member in the reorganized company. Prior to founding JEC Capital Partners, Mr. Heiland was the founder and CEO of Integrated Dynamics Engineering (“IDE”). IDE designs, manufactures, and sells environmental control systems, robotics, and motion control systems for semiconductor metrology and lithography equipment. In January of 2008, IDE was acquired by Aalberts Industries (AMS: AALB).

Effective August 7, 2012, Joseph Mullin, a member of the Board since August 2010, resigned as a director. The resignation did not result from any disagreement with the Company concerning any matter relating to the Company’s operations, policies or practices but was pursuant to the Standstill Agreement.

Following the election of two new directors and the resignation of one current director, there are now six members on the Company’s Board of Directors.

Board Committee Composition

In connection with these changes to the Board, the Board reconstituted its committees, which will now be composed as follows:

Nominations & Governance Committee:

Bill Russell (committee chairman)

Greg Petersen

Peter Heiland

Audit Committee:

Greg Petersen (committee chairman)

Wayne Walker

Bill Russell

Compensation Committee:

Greg Petersen (committee chairman)

Wayne Walker

Seth Hamot

Standstill Agreement

On August 7, 2012, the Company entered into a Standstill Agreement (the “Standstill Agreement”) with (i) Mr. Hamot and Costa Brava Partnership III L.P. and certain parties affiliated with it (collectively “Costa Brava”) and (ii) Mr. Heiland and JEC Capital Partners and certain parties affiliated with it (collectively “JEC”). Under the Standstill Agreement, the Company agreed to expand the size of the board of directors (the “Board”) to six (6) directors, appoint Seth Hamont (the “Costa Brava Director”) and Peter Heiland (the “JEC Director”) to serve as directors. The Company also agreed under the Standstill Agreement to appoint the JEC Director as a member of the Nominating and Corporate Governance Committee of the Board and the Costa Brava Director as a member of the Compensation Committee and that those Committees would have, as of the appointment of the Costa Brava Director and the JEC Director to those Committee, the composition referred to above.

Under the Standstill Agreement, the Nominating and Corporate Governance Committee (or a duly constituted subcommittee thereof) will recommend for nomination and the Board will nominate each of Mr. Hamot and Mr. Heiland (collectively, the “Investor Nominees”) for election at the 2012 Annual Meeting and will recommend a vote for the Investor Nominees and solicit proxies from the Company’s stockholders for the election of the Investor Nominees at the 2012 Annual Meeting. In addition, the Standstill Agreement provides that the Nominating Committee of the Board will recommend for nomination, and the Board will nominate each of, the Investor Nominees for election at the 2013 annual meeting of stockholders (the “2013 Annual Meeting”) and any other Later Election Meeting (as defined below) occurring in 2013 but earlier than the 2013 Annual Meeting and will recommend a vote for the Investor Nominees and solicit proxies from the Company’s stockholders for the election of the Investor Nominees at such 2013 Annual Meeting and any such other Later Election Meeting, provided with respect to each Investor Nominee that he continues to serve on the Board at the time of the nominations for Director for such meeting. If either such Investor Nominee is not willing to serve or resigns from the Board after such nomination, such recommendation need not be made and such proxies need not be solicited with respect to such Investor Nominee. The Standstill Agreement also provides that the size of the Board shall be fixed at six (6), except as determined by a vote of the Board of Directors. “Later Election Meeting” means any annual or special meeting of the stockholders of the Company held after the 2012 Annual Meeting at which directors are elected.

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Under the Standstill Agreement, the Company agrees to use its commercially reasonable efforts to hold the 2012 Annual Meeting no later than December 31, 2012 and each member of Costa Brava and each member of JEC agrees to vote with the Board as follows. Each member of Costa Brava and each member of JEC agrees to vote and cause to be voted all the shares which he or it owns as of the record date, either beneficially or as of record, for the 2012 Annual Meeting in favor of each of those individuals recommended for nomination as directors by the Company’s Nominating and Corporate Governance Committee and nominated for election as director by the Board. At any subsequent annual or special meeting of stockholders of the Company (or adjournments thereof), with respect to each matter relating to directors or the election of directors (whether removal, replacement, or otherwise, and whether at a meeting or through a written consent), each member of Costa Brava and each member of JEC, to the extent a Standstill Period (as defined below) is applicable to them, agree to vote and cause to be voted all shares which he or it owns as of the record date for such meeting or written consent, either beneficially or as of record, in favor of the election to the Board of those director nominees recommended by the Board, against the removal of any directors whose removal is not recommended by the Board, and all as otherwise recommended by the Board in relation to any matters relating to directors or the Board, the members of the Board, the size of the Board, the constitution or composition of the Board, or otherwise relating to any of the foregoing.

Pursuant to the Standstill Agreement, each of Costa Brava and JEC has agreed that, subject to certain exceptions and conditions, it will abide by certain standstill provisions. Those standstill provisions apply until immediately after the 2013 annual meeting or such earlier time, after the 2012 Annual Meeting, that the JEC Director or Costa Brava Director, as applicable, ceases to serve on the Board (the “Standstill Period”).

Such customary standstill provisions include, among others, neither JEC nor Costa Brava: nominating or proposing any candidates for the Board or seeking the removal or replacement of any director of the Company; submitting a stockholder proposal under Rule 14a-8 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”); filing a proxy or consent statement in opposition to the Company or otherwise obtaining or soliciting proxies or consents from any stockholders of the Company or participating in or making any solicitation related to Board matters; entering into any contract, arrangement or understanding with any person with respect to any securities of the Company; commencing or entering into any tender offer or exchange offer, merger, acquisition or other business combination or extraordinary transaction involving the Company or any of its subsidiaries; forming, joining or in any way participating in a “group” (as defined under the Exchange Act) with respect to the Company or its securities; otherwise acting, alone or in concert with others, to seek to influence the management, Board or policies of the Company or taking any action to seek the removal of any member of the Board, change the size of the Board, obtain additional representation on the Board, or taking any other action related to the management or the Board; making any adverse public statement regarding the Company or the Board; knowingly causing a public announcement regarding the foregoing or seeking a waiver of the standstill restrictions.

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Subject to certain limited exceptions, the standstill provisions regarding the Board and Board related matters will continue to be effective during a “cooling off period” of 45 days with respect to each of JEC and Costa Brava after the resignation of its respective director.

The Company has also agreed to reimburse each of JEC and Costa Brava, up to a limited amount, its respective actual third party expenses incurred in connection the matters related to its Schedule 13D filings.

The Standstill Agreement also contains, among other things, customary representations and warranties of the parties, certain provisions as to the JEC Director and the Costa Brava Director acting as directors of the Company and certain provisions as to resignation of the Costa Brava Director and the JEC Director.

If not sooner terminated by mutual agreement of the parties, the Standstill Agreement and the respective obligations of the parties thereunder will terminate on the earlier of (x) immediately following the 2013 Annual Meeting and (y) December 31, 2013.

The foregoing description of the Standstill Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Standstill Agreement, a copy of which is attached hereto as Exhibits 10.1 and incorporated herein by reference in its entirety.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The text set forth above under Item 1.01 is incorporated into this Item by reference.

Item 8.01. Other Events.

Additionally, the Board of Directors unanimously determined to have the entire Board manage the company’s on-going strategic process to a conclusion. The Board, therefore, determined that the Strategic Transaction Committee was no longer necessary and elected to dissolve the Board’s Strategic Transaction Committee.

On August 7, 2012, the Company issued the press release attached as Exhibit 99.1 to this current report on Form 8-K.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
10.1	Standstill Agreement
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

Date: August 7, 2012	By:	/s/ Barak Bar-Cohen
Barak Bar-Cohen Chief Executive Officer

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Exhibit Index

Exhibit No.	Description
10.1	Standstill Agreement
99.1	Press Release

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